Exhibit 4.1

INDENTURE

Between

MARTIN MARIETTA MATERIALS, INC.
as Issuer

and

REGIONS BANK
as Trustee

____________________

FLOATING RATE SENIOR NOTES DUE 2017
4.250% SENIOR NOTES DUE 2024

____________________

Dated as of July 2, 2014

____________________

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3; 7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.5
	(b)	10.3
	(c)	10.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6; 7.7
	(c)	7.6; 10.2
	(d)	7.6
314	(a)	4.3; 4.7
	(b)	N.A.
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 10.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a) (last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.13
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.3; 2.4
318	(a)	10.1
	(b)	N.A.
	(c)	N.A.
____________________________

N.A. means not applicable.

*           This Cross-Reference Table is not part of the Indenture.

i

TABLE OF CONTENTS

v

SECTION 9.6.	Trustee To Sign Amendments, Etc	51

EXHIBITS

Exhibit A-1	FORM OF FLOATING RATE SENIOR NOTE DUE 2017

Exhibit A-2	FORM OF 4.250% SENIOR NOTE DUE 2024

Exhibit B-1	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A – FLOATING RATE SENIOR NOTES DUE 2017

Exhibit B-2	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A – 4.250% SENIOR NOTES DUE 2024

Exhibit C-1	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S – FLOATING RATE SENIOR NOTES DUE 2017

Exhibit C-2	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S – 4.250% SENIOR NOTES DUE 2024

Indenture, dated as of July 2, 2014, between Martin Marietta Materials, Inc., a North Carolina corporation (the “Company” or the “Issuer”), and Regions Bank, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes (as defined herein).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.

“Additional Fixed Rate Notes” means notes issued pursuant to Section 2.17 hereof and having identical terms as the Initial Fixed Rate Notes, other than as expressly permitted by Section 2.17.

“Additional Floating Rate Notes” means notes issued pursuant to Section 2.17 hereof and having identical terms as the Initial Floating Rate Notes, other than as expressly permitted by Section 2.17.

“Additional Interest” means all additional interest then owing on either or both Series of Notes pursuant to a Registration Rights Agreement.

“Additional Notes” means Additional Floating Rate Notes and Additional Fixed Rate Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Paying Agent or Calculation Agent.

“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under U.S. generally accepted accounting principles, whether or not such obligation is required to be shown on the balance sheet as a long-term liability.  The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property.  A lease obligation shall be counted only once even if the Company and one or more of its Subsidiaries may be responsible for the obligation.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means the rating on the applicable Series of Notes is lowered by at least two of the three Rating Agencies and the applicable Series of Notes is rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the applicable Series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the earlier of the Company’s intention to effect a Change of Control and the occurrence of a Change of Control and ending 60 days following consummation of such Change of Control.

“Board of Directors” means the Board of Directors, or the Executive Committee or the Finance Committee of the Board of Directors, of the Company.

“Board Resolution” means a resolution of the Board of Directors or of a committee or person to which or to whom the Board of Directors has properly delegated the appropriate authority, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided that, for purposes of determining a Floating Rate Interest Payment Date, such day is also a London Business Day.

“Calculation Agent” means the Person appointed by the Company to calculate the interest payable on the Floating Rate Notes in respect of each Interest Period pursuant to Section 2.3.

“Capital Expenditures” means, for any period, any expenditures of the Company or its Subsidiaries during such period that, in conformity with U.S. generally accepted accounting principles consistently applied, are required to be included in fixed asset accounts as reflected in the consolidated balance sheet of the Company and its Subsidiaries.

“Certificated Notes” means Notes that are in the form of Exhibit A-1 with respect to the Floating Rate Notes and Exhibit A-2 with respect to the Fixed Rate Notes attached hereto, other than the Global Notes.

“Change of Control” means the occurrence of any one of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (as used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares;

(2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for the purpose of Section 13(d)(3) of the Exchange Act, together with any affiliates thereof, other than any such sale, lease, exchange or other transfer to one or more of the Company’s Subsidiaries (whether or not otherwise in compliance with the provisions of this Indenture);

(3) the replacement of a majority of the Company’s board of directors over a two-year period from the directors who constituted the Company’s board of directors at the beginning of such period, when such replacement shall have not been approved by a vote of a majority of the board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election as members of such board of directors was previously so approved; or

(4) the adoption of a plan relating to the liquidation, dissolution or winding up of the Company.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Company shall not be deemed to involve a Change of Control if (a) pursuant to such transaction the Company becomes a wholly owned subsidiary of such holding company and (b) the holders of the outstanding Voting Stock of such holding company immediately following such transaction are the same as the holders of the Company’s outstanding Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the United States Securities and Exchange Commission.

“Company” or “Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means, with respect to any optional redemption date, the average of two Reference Treasury Dealer Quotations for such optional redemption date.

“Consolidated Net Tangible Assets” means, as of any date of determination, total assets less:

(1) total current liabilities (excluding any Debt which, at the option of the borrower, is renewable or extendible to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities), and

(2) goodwill, patents and trademarks,

all as stated on the Company’s most recent publicly available consolidated balance sheet preceding such date of determination.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means any debt for borrowed money which would appear, in conformity with U.S. generally accepted accounting principles, on the balance sheet as a liability or any guarantee of such a debt and includes purchase money obligations.  A Debt shall be counted only once even if the Company and one or more of its Subsidiaries may be responsible for the obligation.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes of either or both Series issuable or issued in whole or in part in the form of one or more Global Notes, DTC or such other party as may be designated as Depositary by the Company pursuant to Section 2.3, until a successor Depositary shall have become such pursuant to Section 2.6 hereof, and thereafter “Depositary” shall mean or include each party who is then a Depositary hereunder, and if at any time there is more than one such party, “Depositary” as used in respect of the Notes of any such Series shall mean the Depositary with respect to the Notes of that Series.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means notes registered by the Company under the Securities Act and issued pursuant to a Registration Rights Agreement in exchange for, and having terms substantially identical to, Initial Notes or unregistered Additional Notes of the same Series.

“Exchange Offer” means an offer made by the Company pursuant to a Registration Rights Agreement to exchange Notes of a Series bearing the Restricted Notes Legend for Exchange Notes of the same Series.

“Fitch” means Fitch Inc. and its successors.

“Fixed Rate Interest Payment Date” means an Interest Payment Date in respect of the Fixed Rate Notes.

“Fixed Rate Notes” means the Initial Fixed Rate Notes, any Exchange Notes and any Private Exchange Notes issued in exchange for the Initial Fixed Rate Notes and any Additional Fixed Rate Notes, treated as a single class of securities.

“Floating Rate Interest Payment Date” means an Interest Payment Date in respect of the Floating Rate Notes.

“Floating Rate Notes” means the Initial Floating Rate Notes, any Exchange Notes and any Private Exchange Notes issued in exchange for the Initial Floating Rate Notes and any Additional Floating Rate Notes, treated as a single class of securities.

“Global Note Legend” means the legend identified as such in Section 2.6(d)(ii) hereto.

“Global Notes” means the Notes in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A-1 (in the case of a Floating Rate Note) attached hereto or Exhibit A-2 (in the case of a Fixed Rate Note) attached hereto.

“Holder” means a Person in whose name a Note is registered in the security register.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Fixed Rate Notes” means the $400.0 million in aggregate principal amount of the Company’s 4.250% Senior Notes due 2024 issued under this Indenture on the date hereof in the form of Exhibit A-2 and that contains the Restricted Notes Legend.

“Initial Floating Rate Notes” means the $300.0 million in aggregate principal amount of the Company’s Floating Rate Senior Notes due 2017 issued under this Indenture on the date hereof in the form of Exhibit A-1 that contains the Restricted Notes Legend.

“Initial Notes” means, collectively, the Initial Floating Rate Notes and the Initial Fixed Rate Notes.

“Interest Determination Date” means the second London Business Day immediately preceding the applicable Interest Period.  The Interest Determination Date for the initial Interest Period shall be the second London Business Day immediately preceding July 2, 2014.

“Interest Payment Date” means the date specified in a Note as the date on which an installment of interest is due and payable with respect to such Note.

“Interest Period” means the period from, and including, the immediately preceding Floating Rate Interest Payment Date (or, with respect to the initial Interest Period only, from, and including, July 2, 2014) to, but excluding, the next Floating Rate Interest Payment Date or the Stated Maturity Date, the redemption date or the repurchase date, as applicable.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories) by Moody’s, BBB- (or the equivalent under any successor rating categories) by S&P and BBB- (or the equivalent under any successor rating categories) by Fitch and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Issue Date” means July 2, 2014, the date on which the Initial Notes were originally issued under this Indenture.

“Lien” means any mortgage, pledge, security interest or lien.

“London Business Day” means a day on which commercial banks are open for general business (including dealings in U.S. dollars) in London.

“Long-Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the Debt was created.

“Merger” means the merger of Project Holdings, Inc., a North Carolina corporation, with and into Texas Industries, Inc., a Delaware corporation, as contemplated by the Merger Agreement.

“Merger Agreement” means that certain agreement and plan of merger dated January 27, 2014, among the Company, Texas Industries, Inc. and Project Holdings, Inc.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Notes” means, collectively, the Floating Rate Notes and the Fixed Rate Notes.

“Offering Memorandum” means the offering memorandum related to the issuance of the Initial Notes on the Issue Date, dated June 23, 2014.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

“Principal Property” means any mining and quarrying or manufacturing facility located in the United States and owned by the Company or by one or more Restricted Subsidiaries on the Issue Date and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and other similar charges) greater than 3% of Consolidated Net Tangible Assets, except:

(1) any such facility or property which is financed by obligations of any State, political subdivision of any State or the District of Columbia under terms which permit the interest payable to the holders of the obligations to be excluded from gross income as a result of the plant, facility or property satisfying the conditions of Section 103(b)(4)(C), (D), (E), (F) or (H) or Section 103(b)(6) of the Internal Revenue Code of 1954 or Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or of any successors to such provisions; or

(2) any such facility or property which, in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

Notwithstanding the foregoing, the chief executive officer or chief financial officer of the Company may at any time declare any mining and quarrying or manufacturing facility or other property to be a Principal Property by delivering a certificate to that effect to the Trustee.

“Private Exchange Notes” means notes issued by the Company pursuant to a Registration Rights Agreement in exchange for Initial Notes or unregistered Additional Notes that have the status of an unsold allotment, and having terms substantially identical to Exchange Notes of the same Series, except for the placement of the Restricted Notes Legend on such notes.

“Private Exchange Offer” means an offer made by the Company pursuant to a Registration Rights Agreement to exchange Notes of a Series held by certain purchasers as part of their initial distribution for Private Exchange Notes of the same Series.

“Quotation Agent” means, with respect to any optional redemption date, the Reference Treasury Dealer appointed by the Company for such purpose.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Series of Notes or fails to make a rating of such Series publicly available for reasons outside the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) to act as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“redemption price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC or their respective affiliates which are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) at the Company’s option, any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any optional redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 pm., New York City time, on the third Business Day preceding such optional redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers party thereto, and any similar agreement entered into in connection with any issuance of Additional Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.  Restricted Notes are required to bear the Restricted Notes Legend.

“Restricted Notes Legend” means the legend identified as such in Section 2.6(d)(i) hereto.

“Restricted Property” means any Principal Property, any Debt of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter if secured by a Principal Property (including any property received upon a conversion or exchange of such debt), or any shares of stock of a Restricted Subsidiary owned by the Company or a Restricted Subsidiary (including any property or shares received upon a conversion, stock split or other distribution with respect to the ownership of such stock).

“Restricted Subsidiary” means a Subsidiary that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a Principal Property.  Notwithstanding the preceding sentence, a Subsidiary shall not be a Restricted Subsidiary during such period of time as it has shares of capital stock registered under the Exchange Act or it files reports and other information with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

“Reuters Page LIBOR01” means the display designated on page LIBOR01 by Reuters Group plc (or such other page as may replace the LIBOR01 page on that service (or any successor service) or such other service as may be nominated by the ICE Benchmark Administration Ltd. (or such other entity assuming the responsibility from it for calculating London interbank offered rates for U.S. dollar deposits) for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Sale-Leaseback Transaction” means an arrangement whereby the Company or a Restricted Subsidiary sells or transfers a Principal Property to a Person and contemporaneously leases it back from such Person for a lease greater than three years.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” refers to all Floating Rate Notes or all Fixed Rate Notes, as applicable.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Maturity Date”, when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal amount of such Note is due and payable.

“Subsidiary” means an entity a majority of the Voting Stock of which is owned by the Company and/or one or more other entities a majority of the Voting Stock of which is owned by the Company.

“three-month LIBOR” means, for any Interest Determination Date, the offered rate for deposits in the London interbank market in U.S. dollars having an index maturity of three months, as such rate appears on the Reuters Page LIBOR01 as of approximately 11:00 a.m., London time, on such Interest Determination Date.  If, on an Interest Determination Date, such rate does not appear on Reuters Page LIBOR01 as of 11:00 a.m., London time, or if Reuters Page LIBOR01 is not available on such date, the Calculation Agent shall obtain such rate from Bloomberg L.P.’s page “BBAM” (or such other page as may replace the BBAM page on that service (or any successor service)).  With respect to an Interest Determination Date on which no rate appears on either the Reuters Page LIBOR01 or Bloomberg L.P. page BBAM as of approximately 11:00 a.m., London time, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.  If at least two quotations are provided, then three-month LIBOR on that Interest Determination Date shall be the arithmetic mean of those quotations.  If fewer than two quotations are provided, then three-month LIBOR on the Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by up to three major banks in The City of New York selected by the Company for loans in U.S. dollars to leading European banks having an index maturity of three months and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, that if fewer than two quotations are so provided, then three-month LIBOR on the Interest Determination Date shall be equal to the three-month LIBOR in effect with respect to the immediately preceding Interest Period, except in the case of the initial Interest Period, where if three-month LIBOR cannot be so determined, the three-month LIBOR shall be equal to 0.233% per annum.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Treasury Rate” means, with respect to any optional redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such optional redemption date.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.  The term “Trustee” includes any additional Trustee appointed pursuant to Section 2.3 or Section 7.8 but, if at any time there is more than one Trustee, the term “Trustee” as used with respect to Notes of a Series shall mean the Trustee with respect to Notes of that Series.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with a Registration Rights Agreement.

“U.S. Government Obligations” means the following obligations:

(1) direct obligations of the United States (for the payment of which its full faith and credit is pledged); or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

“Voting Stock” of any specified “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock or other ownership interests of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of a comparable governing body) of such Person.

SECTION 1.2.  Other Definitions.

Term	Defined in Section

“Agent Members”	2.6
“Change of Control Offer”	4.6
“Change of Control Payment Date”	4.6
“covenant defeasance”	8.3
“defeasance”	8.2
“existing Lien”	4.4
“Event of Default”	6.1
“Note Register”	2.3
“optional redemption date”	3.7
“QIBs”	2.1
“QIB Global Note”	2.1
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Remaining Life”	3.7
“Rule 144A”	2.1
“Special Mandatory Redemption Date”	3.8
“Special Mandatory Redemption Triggering Event”	3.8

SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings assigned to them by such definitions.

SECTION 1.4.  Rules of Construction.  Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;

(6) Additional Interest may accrue on the Notes of either or both Series in certain circumstances pursuant to a Registration Rights Agreement, and all references to “interest” in this Indenture and in the Notes shall include any such Additional Interest that may be payable.

ARTICLE II

THE NOTES

SECTION 2.1.  Form and Dating.  (a)  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of a Floating Rate Note) attached hereto and Exhibit A-2 (in the case of a Fixed Rate Note) attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes initially shall be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A-1 (in the case of the Floating Rate Notes) or Exhibit A-2 (in the case of the Fixed Rate Notes) hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b)  The Initial Notes are being initially resold by the initial purchasers thereof only (i) to Persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) in reliance on Rule 144A and (ii) to non-U.S. persons in offshore transactions (as defined in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S.  After such initial resale, Initial Notes that are Restricted Notes may be transferred to QIBs in reliance on Rule 144A, pursuant to Regulation S, to the Company or as otherwise described in the Restricted Notes Legend.  Initial Notes that are initially resold in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A-1 (in the case of the Floating Rate Notes) or Exhibit A-2 (in the case of the Fixed Rate Notes) (each, a “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Initial Notes that are initially resold in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A-1 (in the case of the Floating Rate Notes) or Exhibit A-2 (in the case of the Fixed Rate Notes) (each, a “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The QIB Global Note of each Series and the Regulation S Global Note of each Series shall be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.  Transfers of Notes between QIBs and purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(c)  Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.1(b) and this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption or repurchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any beneficial owners in the Notes.

(d)  Certificated Notes, if any, shall be substantially in the form of Exhibit A-1 (in the case of the Floating Rate Notes) or Exhibit A-2 (in the case of the Fixed Rate Notes) attached hereto.

SECTION 2.2.  Execution and Authentication.  An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver the Initial Floating Rate Notes and the Initial Fixed Rate Notes, and at any time and from time to time thereafter, the Trustee shall authenticate and deliver Additional Notes for original issue in an aggregate principal amount specified in the applicable order, and Exchange Notes and Private Exchange Notes for issue in an Exchange Offer or Private Exchange Offer, respectively, pursuant to a Registration Rights Agreement, in all such cases upon a written order of the Company signed by at least one Officer directing the Trustee to authenticate and deliver such Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or the Company or an Affiliate of the Company.

SECTION 2.3.  Registrar; Paying Agent; Calculation Agent.  The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent.  The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

So long as three-month LIBOR is required to be determined with respect to the Floating Rate Notes, there shall at all times be a Calculation Agent.  In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish three-month LIBOR for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

Any Agent under this Indenture shall comply with the provisions of TIA § 317(b), and the Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of TIA §317(b).  The agency agreement shall implement the provisions of this Indenture that relate to such Agent.

The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Calculation Agent for the Notes.

The Company initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4.  Paying Agent To Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of either or both Series or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes of such Series, and shall notify the Trustee of any Default by the Company in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the applicable Series money held by it as Paying Agent for such Series.  Upon the occurrence of events specified in Section 6.1(4) or 6.1(5), the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes of each Series and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each Series.

SECTION 2.6.  Book-Entry Provisions for Global Notes.  (a)  Each Global Note constituting a Restricted Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as required by Section 2.6(d).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the Holder and absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impairing, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners (or the requesting beneficial owners in the case of clause (ii) immediately below) in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary.  In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or at any time the Depositary ceases to be a “clearing agency” registered as such under the Exchange Act, if so required by applicable law or regulation, and the Company thereupon fails to appoint a successor depositary within ninety (90) days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or a beneficial owner in a Global Note to issue such Certificated Notes or (iii) the Company, in its discretion, at any time determines not to have such Notes represented by one or more Global Notes and the Company so notifies the Depositary.

(b)  In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (a) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of the same Series in authorized denominations.

(c)  The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.  Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement pursuant to a Registration Rights Agreement or (y) the Company requests and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that the applicable legend in subclause (1) or (2) below and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act:

(1) each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) initially resold in reliance on Rule 144A shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION  REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO (X) THE DATE WHICH IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT WITHOUT THE SATISFACTION OF ANY CONDITIONS OR OTHER REQUIREMENTS) AFTER THE LATEST OF THE DATE OF ORIGINAL ISSUE OF THIS NOTE, THE DATE OF ORIGINAL ISSUE OF ANY ADDITIONAL NOTES OF THE SAME SERIES AS PART OF A REOPENING OF SUCH SERIES AND THE LAST DATE ON WHICH MARTIN MARIETTA MATERIALS, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY AFFILIATE OF THE COMPANY, DEUTSCHE BANK SECURITIES INC., J. P. MORGAN SECURITIES LLC, BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC, SUNTRUST ROBINSON HUMPHREY, INC., WELLS FARGO SECURITIES, LLC, PNC CAPITAL MARKETS LLC, REGIONS SECURITIES LLC, THE WILLIAMS CAPITAL GROUP, L.P., COMERICA SECURITIES, INC. OR MITSUBISHI UFJ SECURITIES (USA), INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS SUCH NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO, IN EACH OF THE FOREGOING CASES, ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE.”; and

(2) each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) initially resold in reliance on Regulation S shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S), NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE OR OTHERWISE IN ACCORDANCE WITH REGULATION S.”

(ii) Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(d)(iv) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Each Global Note shall bear the Global Note Legend on the face thereof.

(iv) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(e)  General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.6 and 9.5 hereto).

(iii) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes of either Series during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes of such Series for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.  Except as provided in Section 2.6(a), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates contemplated by this Indenture and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof; provided, that the Trustee shall have no duty to require delivery or examine any certificate for any transfer of an interest in the same Global Note.

SECTION 2.7.  Replacement Notes.  If the Holder of a Note claims that the Note has been mutilated, destroyed, lost or stolen, the Company may issue and the Trustee shall authenticate a replacement Note of the same Series with identical terms as the Notes exchanged.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge for their expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company, the Trustee, the Paying Agent and the Registrar such mutilated Note, if applicable, and indemnity as may be required by them to hold each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee, the Paying Agent and the Registrar of the destruction, loss or theft of such Note and the ownership thereof.

Upon the issuance of any new Note under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee, the Paying Agent and the Registrar for such Note) connected therewith.

Every new Note of either Series issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Note or in exchange for any mutilated Note, shall constitute an original additional obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8.  Outstanding Notes.  The Notes outstanding at any time of either Series are all the Notes of such Series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, Change of Control Payment Date or Stated Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9.  Treasury Notes.  In determining whether the Holders of the required aggregate principal amount of Notes of either Series have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10.  Temporary Notes.  Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes of the same Series upon a written order of the Company signed by an Officer of the Company.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company signed by an Officer, authenticate Certificated Notes in exchange for temporary Notes of the same Series.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  Upon delivery of a Global Note in part, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that they have redeemed, repurchased or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their cancellation delivered to the Company.

SECTION 2.12.  Defaulted Interest.  If the Company defaults in a payment of interest on any Notes of a Series, such defaulted interest shall forthwith cease to be payable to the Holders of such Notes on the related regular record date and may be paid to the Persons in whose names such Notes are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for.  The Company shall fix the special record date and payment date at least 15 days before the special record date, and the Company shall send to each Holder of Notes of that Series (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed.

SECTION 2.13.  Record Date.  The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).

SECTION 2.14.  Computation of Interest.  Interest shall be computed in accordance with the terms of the Notes.

SECTION 2.15.  CUSIP Number.  The Company in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Company may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16.  Special Transfer Provisions.  Unless and until (i) a Restricted Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement pursuant to a Registration Rights Agreement or (ii) the Restricted Notes Legend is no longer required pursuant to Section 2.6(d), the following provisions shall apply:

(a)  Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note (other than pursuant to Regulation S):

(i) The Registrar shall register the transfer of a Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B-1 (in the case of a Floating Rate Note) hereto or Exhibit B-2 (in the case of a Fixed Rate Note) hereto.

(ii) If the proposed transferee is an Agent Member and the Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note of the applicable Series in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note of the applicable Series to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)  Transfers Pursuant to Regulation S.  The following provisions shall apply with respect to registration of any proposed transfer of a Restricted Note pursuant to Regulation S:

(i) The Registrar shall register any proposed transfer of a Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C-1 (in the case of a Floating Rate Note) hereto or Exhibit C-2 (in the case of a Fixed Rate Note) hereto from the proposed transferor.

(ii) If the proposed transferee is an Agent Member and the Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note of the applicable Series in an amount equal to the principal amount of the beneficial interest in the QIB Global Note of the applicable Series to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)  Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes of the applicable Series not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes of the applicable Series that are Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Note Custodian Global Notes of the applicable Series not bearing the Restricted Notes Legend in the appropriate principal amount.

(d)  Private Exchange Offer.  Upon the occurrence of a Private Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Private Exchange Notes of the applicable Series in global form bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes tendered for acceptance in accordance with the Private Exchange Offer and accepted for exchange in the Private Exchange Offer.  Concurrently with the issuance of such Private Exchange Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Note Custodian Private Exchange Notes of the applicable Series in global form bearing the Restricted Notes Legend in the appropriate principal amount.

(e)  Shelf Registration.  After the transfer of any Notes of a Series bearing the Restricted Notes Legend during the effectiveness of and pursuant to a shelf registration statement with respect to such Notes, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply (but, for the avoidance of doubt, the requirements that any such Notes be issued in global form shall continue to apply).

(f)  Restricted Notes Legend.  Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes of the applicable Series that do not bear the Restricted Notes Legend.  Upon the transfer, exchange or replacement of Restricted Notes, the Registrar shall deliver only Restricted Notes of the applicable Series that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.6(d), and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee, each to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.  Upon receipt of such Opinion of Counsel and letter of representation as provided above, the Trustee shall direct the Registrar to exchange the Restricted Notes for Unrestricted Notes of the applicable Series with such exchange to occur in accordance with Section 2.16(g) (in the case of Global Notes).

(g)  General.  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(d).  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(d) and such Holder transfers such a Restricted Note to an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17.  Issuance of Additional Notes.  The Company shall be entitled to issue Additional Notes of either or both Series under this Indenture that shall have identical terms as then applicable to the Initial Notes of the applicable Series of Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first Interest Payment Date applicable thereto.  The Initial Notes of the relevant Series of Notes and any Additional Notes of the relevant Series of Notes and all Exchange Notes and Private Exchange Notes of the relevant Series of Notes shall be treated as a single class for all purposes under this Indenture; provided, however, that in the event such Additional Notes are not fungible with the Initial Notes of the relevant Series of Notes for U.S. federal income tax purposes, such Additional Notes shall be issued with a separate CUSIP number from the Initial Notes of the relevant Series.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date, the CUSIP number of such Additional Notes, the Series of Notes under which such Additional Notes shall be issued, the first Interest Payment Date and the date from which interest shall accrue; and

(3) whether such Additional Notes shall be Restricted Notes.

SECTION 2.18.  Legal Holidays.  If any Fixed Rate Interest Payment Date, a Stated Maturity Date, any redemption date or any repurchase date falls on a day that is not a Business Day, then the required payment due on such date shall instead be made on the next Business Day and no additional interest shall accrue on such payment as a result of payment on such next Business Day.  If a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date shall be postponed to the next succeeding Business Day, unless such next Business Day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date shall be the immediately preceding Business Day.

ARTICLE III

REDEMPTION

SECTION 3.1.  Notices to Trustee.  If the Company chooses to redeem less than all of the outstanding Fixed Rate Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days before the optional redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate setting forth (i) the aggregate principal amount of Fixed Rate Notes to be redeemed and (ii) the optional redemption date.

SECTION 3.2.  Selection of Notes To Be Redeemed.  If less than all of the Fixed Rate Notes are to be redeemed at any time, the Trustee shall select the Fixed Rate Notes to be redeemed among the Holders on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.  The Trustee shall make the selection from the Fixed Rate Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Fixed Rate Notes selected for redemption.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Fixed Rate Notes that have denominations larger than $2,000.

SECTION 3.3.  Notice of Redemption.  At least 15 days but not more than 30 days prior to the optional redemption date, the Company shall send or cause to be sent by electronic transmission or by first class mail (with a copy to the Trustee), a notice of redemption to each Holder whose Fixed Rate Notes are to be redeemed.

The notice shall identify the Fixed Rate Notes to be redeemed and shall state:

(1) the optional redemption date;

(2) the redemption price (or formulation for the determination thereof if the redemption price cannot be determined until a later date);

(3) if any Fixed Rate Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Fixed Rate Note or Fixed Rate Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Fixed Rate Note;

(4) the name and address of the Paying Agent;

(5) that Fixed Rate Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on the Fixed Rate Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Fixed Rate Notes and/or Section of this Indenture pursuant to which the Fixed Rate Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Fixed Rate Notes called for redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.  In such event the Company shall provide the Trustee with the information required by clauses (1) through (8) above.  The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice.  In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the notice to any other Holder.

If the Company has provided a proper optional redemption notice to Holders of the Fixed Rate Notes to be redeemed, then, unless the Company defaults in the payment of the redemption price, on and after the optional redemption date interest shall cease to accrue on such Fixed Rate Notes.

SECTION 3.4.  Effect of Notice of Redemption.  Once notice of redemption has been sent in accordance with Section 3.3 or Section 3.8, the Notes called for redemption under Section 3.7 or subject to redemption under Section 3.8, as the case may be, become due and payable on the related redemption date stated and at the redemption price described in the notice.  Upon surrender to the Paying Agent, such Notes shall be paid the redemption price stated in the notice.

SECTION 3.5.  Deposit of Redemption Price.  On or before 10:00 a.m. (New York City time) on each redemption date, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the applicable redemption price of all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

If Notes called for redemption under Section 3.7 or subject to redemption under Section 3.8 are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption price of all Notes to be redeemed, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption (regardless of whether certificates for such Notes are actually surrendered).  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in such Note.

SECTION 3.6.  Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the written request of an Officer of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Fixed Rate Note equal in principal amount to the unredeemed portion of the Fixed Rate Note surrendered.

SECTION 3.7.  Optional Redemption.  The Company may redeem the Fixed Rate Notes, at its option, in whole or in part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) for cash:

(a)  prior to April 2, 2024, at a price equal to the greater of:

(i) 100% of the principal amount of the Fixed Rate Notes to be redeemed; and

(ii) as determined by the Quotation Agent, the sum of the present values of the principal amount of the Fixed Rate Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (an “optional redemption date”) through the Stated Maturity Date for the Fixed Rate Notes (the “Remaining Life”) (excluding interest, if any, accrued thereon to such optional redemption date), discounted to such optional redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points (or 0.25%); and

(b)  on or after April 2, 2024 and prior to the Stated Maturity Date for the Fixed Rate Notes, at a price equal to 100% of the principal amount of the Fixed Rate Notes to be redeemed,

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such optional redemption date.

Notwithstanding the foregoing, the Company shall pay any interest installment due on a Fixed Rate Interest Payment Date which occurs on or prior to an optional redemption date to the Holders of the Fixed Rate Notes as of the close of business on the regular record date immediately preceding such Fixed Rate Interest Payment Date.

The Company may at any time, and from time to time, purchase Notes at any price or prices in the open market or otherwise.

SECTION 3.8.  Special Mandatory Redemption.  In the event that (i) the Merger is not consummated on or prior to January 27, 2015, (ii) the Merger Agreement is terminated prior to January 27, 2015 or (iii) the Company publicly announces that it will no longer pursue the Merger (the earliest of any such events, the “Special Mandatory Redemption Triggering Event”), the Company shall redeem all of the outstanding Notes on the Special Mandatory Redemption Date for cash at a redemption price equal to 101% of the principal amount of such Notes, plus unpaid interest, if any, accrued thereon to, but excluding, the Special Mandatory Redemption Date.  Notwithstanding the foregoing, the Company shall pay any interest installment due on an Interest Payment Date which occurs on or prior to the Special Mandatory Redemption Date to the Holders of the Notes of the applicable Series as of the close of business on the applicable record date immediately preceding such Interest Payment Date.  The Company shall cause the notice of special mandatory redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of the Special Mandatory Redemption Triggering Event (if any) to each Holder of Notes of each Series at its registered address, and shall redeem the Notes on the date specified in such notice of redemption (which shall be no later than five Business Days following the date of such notice) (such date specified in such notice of redemption, the “Special Mandatory Redemption Date”).

SECTION 3.9.  Mandatory Redemption; Sinking Fund.  Except as provided in Section 3.8, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

SECTION 4.1.  Payment of Notes.  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds, in accordance with this Indenture, money sufficient to pay all such principal, premium, if any, and interest then due. Unless otherwise specified in this Indenture or the Notes, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay such amounts on or before 10:00 a.m. (New York City time) on the date that such amounts are due and payable.

SECTION 4.2.  Provision of Financial Information.  So long as any Notes remain outstanding, the Company, if it is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, shall prepare and shall furnish to any Holder of such Notes, any beneficial owner of such Notes (including, without limitation, any owner of a beneficial interest in a Global Note) and any prospective purchaser or other prospective transferee of such Notes designated by a holder or a beneficial owner of such Notes, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case, whether or not such Notes are Restricted Notes and whether or not such request is being made in connection with any transfer of such Notes.

SECTION 4.3.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating whether or not the signers know of any Default by the Company in performing its covenants in this Indenture.  If they do know of such a Default, the certificate shall describe the Default.  The certificate need not comply with Section 10.5.

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is an Event of Default and what action the Company is taking or proposes to take in respect thereof.

SECTION 4.4.  Limitations on Liens.  The Company shall not, and shall not permit any Restricted Subsidiary to, as security for any Debt, incur a Lien on any Restricted Property, unless:

(1) the Company or such Restricted Subsidiary secures or causes to be secured any outstanding Notes equally and ratably with all Debt secured by such Lien (it being understood that such Lien may equally and ratably secure such Notes and any other obligations of the Company or its Subsidiaries that are not subordinated in right of payment to any outstanding Notes);

(2) the Lien exists on the Issue Date or exists at the time an entity becomes a Restricted Subsidiary;

(3) the Lien exists at the time of the acquisition of the Restricted Property or the Lien is incurred to finance all or some of the purchase price or cost of construction; provided that the Lien may not extend to any other Restricted Property (other than, in the case of construction, unimproved real property) owned by the Company or any of its Restricted Subsidiaries at the time the property is acquired or the Lien is incurred; and provided, further that the Lien may not be incurred more than one year after the later of the acquisition, completion of construction or commencement of full operation of the property;

(4) the Lien secures Debt of the Company owed to a Restricted Subsidiary or secures Debt of a Restricted Subsidiary owed to the Company or another Restricted Subsidiary;

(5) the Lien exists at the time an entity merges into, consolidates with, or enters into a share exchange with the Company or a Restricted Subsidiary or a Person transfers or leases all or substantially all its assets to the Company or a Restricted Subsidiary;

(6) the Lien is in favor of a government or governmental entity and secures payment pursuant to a contract, subcontract, statute or regulation, secures Debt guaranteed by the government or governmental agency, secures Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or secures Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; or

(7) the Lien extends, renews or replaces in whole or in part a Lien (an “existing Lien”) permitted by any of clauses (2) through (6), provided that such Lien may not extend beyond the property subject to the existing Lien and the Debt secured by the Lien may not exceed the amount of Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien equally and ratably secures the Notes and the Debt.

In addition and notwithstanding the foregoing restrictions, the Company and any of its Restricted Subsidiaries may, without securing the Notes of either Series, incur a Lien that otherwise would be subject to the foregoing restrictions; provided that after giving effect to such Lien the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by this Section 4.4 (for the avoidance of doubt, excluding Debt secured by a Lien permitted by any of clauses (1) through (7) above), plus all Attributable Debt in respect of Sale-Leaseback Transactions that otherwise would be prohibited by Section 4.5 at the time such Lien is incurred would not exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.5.  Limitations on Sale and Lease-Back Transactions.  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction, unless:

(i) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries;

(ii) the Company or such Restricted Subsidiary would be entitled, pursuant to Section 4.4, to create a Lien on the property to be leased securing Debt in an amount at least equal in amount to the Attributable Debt in respect of the Sale-Leaseback Transaction without equally and ratably securing the outstanding Notes under Section 4.4;

(iii) the Company owns or acquires other property which will be made a Principal Property and is determined by the Board of Directors to have a fair value equal to or greater than the Attributable Debt incurred;

(iv) within 270 days of the effective date of the lease, the Company makes Capital Expenditures with respect to a Principal Property in an amount at least equal to the amount of the Attributable Debt incurred; or

(v) the Company or a Restricted Subsidiary makes an optional pre-payment in cash of its Debt or capital lease obligations at least equal in amount to the Attributable Debt for the lease, the prepayment is made within 270 days of the effective date of the lease, the Debt prepaid is not owned by the Company or a Restricted Subsidiary, the Debt prepaid is not subordinated in right of payment to any of the Notes, and the Debt prepaid was Long-Term Debt at the time it was created.

In addition and notwithstanding the foregoing restrictions, the Company and any of its Restricted Subsidiaries may, without securing the Notes of either Series, enter into a Sale-Leaseback Transaction that otherwise would be subject to the foregoing restrictions; provided that after giving effect to such Sale-Leaseback Transaction the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by Section 4.4 (for the avoidance of doubt, excluding Debt secured by a Lien permitted by any of clauses (1) through (7) thereof), plus all Attributable Debt in respect of Sale-Leaseback Transactions that otherwise would be prohibited by this Section 4.5 would not exceed 15% of Consolidated Net Tangible Assets.

SECTION 4.6.  Change of Control Repurchase Event.  (a)  If a Change of Control Repurchase Event occurs, unless the Company has provided a notice of redemption in accordance with Section 3.8, or, in the case of the Fixed Rate Notes, the Company has exercised its right to redeem the Fixed Rate Notes in full in accordance with Section 3.7, the Company shall make an irrevocable offer (subject to consummation of the Change of Control Repurchase Event) (a “Change of Control Offer”) to each Holder of Notes of each Series to repurchase all or, at the election of such Holder, any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes for cash at a price equal to 101% of the principal amount of such Notes to be repurchased plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date.  Notwithstanding the foregoing, the Company shall pay any interest installment due on an Interest Payment Date which occurs on or prior to the repurchase date to the Holders of the Notes of the applicable Series as of the close of business on the applicable record date immediately preceding such Interest Payment Date.

(b)  The Company shall send a notice to each Holder of the applicable Series by first class mail, with a copy to the Trustee, within 30 days following the date upon which any Change of Control Repurchase Event has occurred, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control.  The notice shall govern the terms of the Change of Control Offer and shall describe the transaction that constitutes or may constitute the Change of Control Repurchase Event and shall irrevocably offer (subject to consummation of the Change of Control Repurchase Event) to repurchase all of such Notes on the repurchase date specified in the notice.  Subject to the following sentence, the repurchase date shall be at least 30 days but no more than 60 days from the date such notice is sent (a “Change of Control Payment Date”).  If the notice is sent prior to the date of consummation of the Change of Control, the notice shall state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice.  Holders electing to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.  The Paying Agent shall promptly send to each Holder of Notes properly tendered the repurchase price for such Notes, and the Trustee, upon the Company’s execution and delivery of the related Notes, shall promptly authenticate and send (or cause to be transferred by book-entry) to each Holder a new Note of the same Series equal in principal amount to any unrepurchased portion of any Notes properly tendered.

(c)  On the Change of Control Payment Date, the Company shall, to the extent lawful:  (i) accept for payment all properly tendered Notes or portions of Notes of the applicable Series that have not been validly withdrawn; (ii) on or before 10:00 a.m. (New York City time) on such date, deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the required payment for all properly tendered Notes or portions of Notes of such Series that have not been validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the repurchased Notes of such Series, accompanied by an Officers’ Certificate stating the aggregate principal amount of repurchased Notes of such Series. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the repurchase price of all Notes to be repurchased.

(d)  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of either Series as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture or the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 or the Notes by virtue of any such conflict.

(e)  The Company shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.6 and such third party purchases all Notes properly tendered and not withdrawn by the Holders thereof under its offer.

(f)  If Notes tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or the Paying Agent money sufficient to pay the repurchase price of all Notes to be repurchased, on and after the repurchase date, interest shall cease to accrue on the Notes or the portions of Notes tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such Notes are actually surrendered).  If any Note tendered in a Change of Control Offer shall not be so paid upon surrender for repurchase because of the failure of the Company to comply with paragraph (c) of this Section 4.6, interest shall be paid on the unpaid principal from the repurchase date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in such Note.

SECTION 4.7.  SEC Reports.  The Company shall file with the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.7 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates).

SECTION 4.8.  Maintenance of Office or Agency.  In the event that Certificated Notes of either Series are outstanding, then, for so long as such Certificated Notes are outstanding, the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Certificated Notes of such Series may be presented or surrendered for payment and where Certificated Notes of each Series may be surrendered for registration of transfer or exchange.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations may be made or served at the corporate trust office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations.

ARTICLE V

SUCCESSORS

SECTION 5.1.  Consolidation, Merger, and Sale of Assets.  (a)  The Company shall not consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to, another entity unless:

(i) the resulting, surviving or transferee entity is organized under the laws of the United States, any state thereof or the District of Columbia and (unless the Company is the resulting or surviving entity in any such consolidation or merger) assumes by supplemental indenture all of the obligations of the Company under the Notes of each Series (if Notes of such Series are then outstanding) and this Indenture;

(ii) immediately after giving effect to the transaction no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that the consolidation, merger or transfer and the supplemental indenture comply with this Indenture.

(b)  If, upon any consolidation, merger or transfer described in paragraph (a) of this Section 5.1, a Restricted Property would become subject to an attaching Lien that secures Debt, then, before the consolidation, merger or transfer occurs, the Company by supplemental indenture shall secure the Notes of each Series by a direct lien on such Restricted Property.  The direct Lien shall have priority over all Liens on such Restricted Property except those already incurred in respect thereof.  The direct Lien may equally and ratably secure the Notes of each Series and any other obligation of the Company or a Subsidiary.  Notwithstanding the foregoing, the Company need not comply with this paragraph (b) if (i) upon the consolidation, merger or transfer, the attaching Lien will secure the Notes of each Series equally and ratably with or prior to Debt secured by the attaching Lien or (ii) pursuant to the provisions of Section 4.4, the Company or a Restricted Subsidiary could create a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien.

SECTION 5.2.  Successor Person Substituted.  Upon any consolidation or merger (other than any consolidation or merger where the Company is the resulting or surviving entity), or any transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in each case in accordance with Section 5.1 hereof, the successor entity formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger or transfer, the provisions of this Indenture referring to the “Company” or the “Issuer” shall refer instead to the successor entity and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and the Company shall be released from all obligations under the Notes and this Indenture.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default.  Each of the following constitutes an “Event of Default” in respect of a Series of Notes:

(1) the Company defaults in the payment of any interest on any Notes of such Series when the same becomes due and payable and the Default continues for a period of 30 days;

(2) the Company defaults in the payment of any principal of, or premium, if any, on the Notes of such Series when the same becomes due and payable;

(3) the Company fails to comply with any of its other agreements in the Notes of that Series or this Indenture for the benefit of that Series and the Default continues for the period and after the notice period specified below in this Section 6.1;

(4) the Company pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d) makes a general assignment for the benefit of its creditors; and

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company in an involuntary case,

(b) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or

(c) orders the winding up or liquidation of the Company, and the order or decree in this clause (5) remains unstayed and in effect for 60 days.

A Default under clause (3) shall not be an Event of Default with respect to a Series of Notes until the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) notify the Company in writing of the Default and the Company does not cure the Default within 90 days after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” Subject to Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Default, or of the delivery to the Company of a notice of Default by any Holder, unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent, the Holder of a Note or an agent of such Holder.

SECTION 6.2.  Acceleration.  If an Event of Default in respect of the Notes of a particular Series (other than an Event of Default specified in clause (4) or (5) of Section 6.1) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) may declare the principal of all of such outstanding Notes and any accrued interest on such Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders) (and, for the avoidance of doubt, any amounts otherwise due and payable at the time of such acceleration, including premium, if any, shall continue to be due and payable following such acceleration); provided, however, that if an Event of Default specified in clause (4) or (5) of Section 6.1 occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all the Notes of that Series shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders; provided further, however, that Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date), by notice to the Trustee, may rescind and annul a declaration of acceleration (and upon such rescission any Event of Default caused by such acceleration shall be deemed cured) with respect to that Series and its consequences if all existing Events of Default with respect to the Series have been cured or waived, if the rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes, and if all payments due to the Trustee under Section 7.7 have been made.

SECTION 6.3.  Other Remedies.  If an Event of Default with respect to a Series of Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, or interest on the Notes of that Series or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of the applicable Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.4.  Waiver of Past Defaults.  Subject to Section 9.2, the Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) by notice to the Trustee may waive an existing Default or Event of Default with respect to that Series and its consequences.  When a Default or Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.5.  Control by Majority.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust power conferred on it with respect to that Series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders of Notes of the same Series or would involve the Trustee in personal liability.

SECTION 6.6.  Limitation on Suits.  No Holder of a Note of either Series may pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Notes of the Series is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.  Rights of Holders of Notes To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.  Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing with respect to a Series of Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid.

SECTION 6.9.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, or any of its creditors or property, and unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.  If the Trustee collects any money pursuant to this Article with respect to the Notes of either Series, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.7;

Second:  to Holders of Notes of that Series for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall, with respect to the Notes, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)   Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically and expressly set forth in this Indenture or the TIA and no others; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, notices or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates, notices and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)   The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it from the Company, or where Holders of Notes of a Series are seeking to direct the Trustee to take action under this Indenture, such Holders, against any loss, liability or expense.

(f)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

(g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holder has offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense.

SECTION 7.2.  Rights of Trustee.  (a)  Subject to Section 7.1, the Trustee may rely on any document (whether in its original, electronic or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(c)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)  The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(f)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then outstanding Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date).

(g)  The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)  The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date) as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(i)  Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future holders of such Note and upon Notes executed and delivered in exchange therefor or in place thereof.

(j)  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Notes and this Indenture.

(k)  The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(l)  The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(m)  The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(n)  Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty.

(o)  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; and acts of civil or military authorities and governmental action.

SECTION 7.3.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as defined in TIA § 310(b), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Any Agent may do the same with like rights.  Notwithstanding the foregoing, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4.  Trustee’s Disclaimer.  The Trustee makes no representations as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.5.  Notice of Defaults.  If a Default occurs with respect to a Series of Notes and is continuing and if it is known to the Trustee, the Trustee shall send to each Holder of Notes of that Series notice of the Default within 90 days after it occurs, unless the Default is cured or waived.  Except in the case of a Default in payment of principal, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of such Holders.

SECTION 7.6.  Reports by Trustee to Holders of the Notes.  If required pursuant to TIA § 313(a), the Trustee, within 60 days after each May 15, shall send to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a).  The Trustee also shall comply with the reporting obligations of TIA § 313(b).

A copy of each report at the time it is sent to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed.  The Company agrees to notify the Trustee whenever the Notes become listed on any stock exchange.

SECTION 7.7.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.  The Company shall indemnify and hold harmless the Trustee (including the cost of defending itself) against any loss, cost, expense or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and including reasonable and documented attorneys’ fees and expenses incurred by it except as set forth in the last sentence of this paragraph in the performance of its duties and exercise of its rights under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company has been materially prejudiced thereby. The Company need not pay for any settlement made without its consent. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, of and interest on one or both Series of Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligations of the Company under this Section 7.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 7.8.  Replacement of Trustee.  The Trustee may resign with respect to the Notes of one or more Series by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) may remove the Trustee with respect to that Series by so notifying the removed Trustee and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee for the benefit of the Series with respect to which it is retiring to the successor Trustee, and the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to that Series.  A successor Trustee shall send notice of its succession to each Holder of the Notes of the Series affected.

If a trustee other than the Trustee initially named in this Indenture (or any successor thereto) is appointed with respect to one or both Series of Notes, the Company, the Trustee initially named in this Indenture (or any successor thereto) and such newly appointed trustee shall execute and deliver a supplement to this Indenture which shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the Trustee initially named in this Indenture (or any successor thereto) with respect to the Notes of either Series as to which the Trustee is continuing as trustee hereunder shall continue to be vested in the Trustee initially named in this Indenture (or any successor thereto), and shall add to, supplement or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts relating to the separate Series of Notes as if it were acting under a separate indenture.

If a successor Trustee with respect to a Series of Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to a Series of Notes fails to comply with Section 7.10, any Holder of Notes of that Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

If there are two or more Trustees at any time under this Indenture, each shall be the Trustee of a separate trust held under this Indenture for the benefit of the Series of Notes for which it is acting as Trustee and the rights and obligations of each Trustee shall be determined as if it were acting under a separate indenture.

SECTION 7.9.  Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.  This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided that the question whether the Trustee has a conflicting interest shall be determined as if each Series of Notes was a separate issue of securities issued under separate indentures.

SECTION 7.11.  Preferential Collection of Claims Against the Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12.  Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13.  Calculations.  The Company shall be responsible for making all calculations and determinations required under this Indenture, except in the case of the Calculation Agent’s determination of three-month LIBOR.  The Company shall make all calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on all Holders of Notes.  Upon written request, the Company shall provide a schedule of its calculations to the Trustee.  The Trustee may rely conclusively upon the accuracy of the Company’s calculations without independent verification.

ARTICLE VIII

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Option To Effect Defeasance, Covenant Defeasance or Discharge.  The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have Section 8.2, 8.3 or 8.8 hereof applied to all outstanding Notes of either or both Series upon compliance with the conditions set forth below in this Article VIII.  The Company’s exercise of its option under Section 8.2 or Section 8.3 shall not preclude the Company from subsequently exercising its option under Section 8.8 hereof and the Company may so exercise that option by providing the Trustee with written notice to such effect.

SECTION 8.2.  Defeasance.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the obligations thereof with respect to all outstanding Notes of such Series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes of the applicable Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(1); (b) the Company’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.8 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Company’s obligations in connection therewith; (d) the Company’s rights pursuant to Section 3.7 and the Holders’ rights under Section 3.8 and Section 4.6; and (e) the provisions of this Article VIII.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 with respect to either or both Series of Notes notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3.  Covenant Defeasance.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, with respect to either or both Series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from the obligations thereof under the covenants contained in Sections 4.4 and 4.5 with respect to the outstanding Notes of such Series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the outstanding Notes of the applicable Series, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof with respect to such Series of Notes, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.4.  Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.2 or Section 8.3 hereof to the outstanding Notes of either Series of Notes:

(1) the Company has deposited or caused to be deposited with the Trustee or other qualifying trustee, in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Notes of that Series: (A) U.S. dollars, (B) U.S. Government Obligations or (C) a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide not later than the opening of business on the due dates of any payment of principal of and interest on the Notes of that Series lawful money of the United States in an amount sufficient to pay and discharge the principal of, and premium, if any, and interest on the Notes of that Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Notes of that Series;

(2) the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture or the applicable Series of Notes) to which the Company is a party or is bound;

(3) in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law,

in either case, to the effect that, and based on such ruling or change the Opinion of Counsel shall confirm that, the Holders of the Notes of the applicable Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

(4) in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of the Notes of the applicable Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

(5) no Event of Default with respect to the Notes of the applicable Series shall have occurred and be continuing on the date of the deposit into trust (other than an Event of Default resulting from the incurrence of Debt to be applied to such deposit or the grant of any Lien to secure such Debt); and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Company or Default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

(6) the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent to the defeasance or covenant defeasance, as the case may be, have been satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (3) above with respect to a defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at the Stated Maturity Date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.5.  Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.6 hereof, the trust established pursuant to Section 8.4(1) or 8.8(1) shall be irrevocable and shall be made under the terms of an escrow trust agreement reasonably satisfactory to the Trustee or other arrangement reasonably satisfactory to the Trustee.  If any Fixed Rate Notes are to be redeemed prior to their Stated Maturity Date pursuant to Section 3.7 hereof, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee shall hold in trust money and U.S. Government Obligations in respect of that Series deposited with it pursuant to Sections 8.4 or 8.8.  It shall apply the deposited money and U.S. Government Obligations, through the Paying Agent and in accordance with this Indenture, to the payment of principal, and premium, if any, and interest on the Notes of the Series for the payment of which such money and U.S. Government Obligations has been deposited.  The Holder of any Note replaced pursuant to Section 2.7 shall not be entitled to any such payment and shall look only to the Company for any payment which such Holder may be entitled to collect.  In connection with defeasance, covenant defeasance or the satisfaction and discharge of this Indenture with respect to Notes of a Series pursuant to Section 8.2, 8.3 or 8.8 hereof, respectively, the escrow trust agreement may, at the Company’s election, (1) enable the Company to direct the Trustee to invest any money received by the Trustee on the U.S. Government Obligations deposited in trust thereunder in additional U.S. Government Obligations and (2) enable the Company to withdraw moneys or U.S. Government Obligations from the trust from time to time; provided, however, that the condition specified in Section 8.4(1) or 8.8(1) is satisfied immediately following any investment of such money by the Trustee or the withdrawal of moneys or U. S. Government Obligations from the trust by the Company, as the case may be.

SECTION 8.6.  Repayment to Company.  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.7.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8.  Discharge.  The Company may terminate all its obligations under this Indenture with respect to either or both Series of Notes, and, with respect to such Series of Notes, this Indenture shall cease to be of further effect, effective on the date the following conditions are satisfied:

(1) either:  (A) all outstanding Notes of such Series (other than any Notes destroyed, lost or stolen and replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or (B) all Notes of such Series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, funds in (I) U.S. dollars, (II) U.S. Government Obligations or (III) a combination thereof, which through the payment of interest and principal in respect thereof in accordance with their terms (and, as to callable U.S. Government Obligations, regardless of when they are called) will provide an amount sufficient to pay the entire indebtedness on the Notes of such Series, including the principal thereof and, premium, if any, and interest, if any, thereon, to the date of such deposit, if the Notes of such Series have become due and payable, or to the Stated Maturity Date of the Notes of such Series, as the case may be;

(2) the Company has paid all other sums payable under this Indenture with respect to the Notes of such Series (including amounts payable to the Trustee); and

(3) the Trustee has received an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to the satisfaction and discharge of this Indenture in respect of the Notes of such Series have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series of Notes, the obligations of the Company to the Trustee under Section 7.7 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 8.8, the obligations of the Company and the Trustee with respect to the Notes of such Series under Sections 8.5, 8.6 and 8.7, shall survive such satisfaction and discharge.

The Trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to Notes of the applicable Series.  Upon the satisfaction of the conditions set forth in this Section 8.8 with respect to the Notes of a Series, the terms and conditions of such Notes, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1.  Without Consent of Holders of the Notes.  Notwithstanding Section 9.2 of this Indenture, without notice to or the consent of any Holders of either Series of Notes, the Company and the Trustee, at any time and from time to time, may amend this Indenture or enter into one or more supplemental indentures to this Indenture and any of the Notes for any of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to conform the text of this Indenture or the Notes to any provision of the section of the Offering Memorandum titled “Description of notes” to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in such “Description of notes”;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to comply with the provisions of Article V;

(5) to appoint a trustee other than the Trustee (or any successor thereto) as trustee in respect of the Notes of either Series;

(6) to provide for the issuance of Additional Notes of a Series in accordance with the terms of this Indenture;

(7) to add, change or eliminate provisions of this Indenture as shall be necessary or desirable in accordance with any amendment to the TIA; or

(8) to make any change that does not materially adversely affect the rights of any Holder of Notes of such Series (as determined in good faith by the Company).

SECTION 9.2.  With Consent of Holders of Notes.  With the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date), voting as a single class, the Company and the Trustee may amend this Indenture or enter into one or more supplemental indentures to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided that (i) if any such amendment or supplement would by its terms disproportionately and adversely affect either Series of Notes under this Indenture, such amendment or supplement shall also require the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) and (ii) if any such amendment or supplement would only affect the Notes of one Series, then only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such affected Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) (and not the consent of a majority in aggregate principal amount of all the then outstanding Notes issued under this Indenture) shall be required; and provided, further, that the Company and the Trustee may not, without the consent of the Holder of each outstanding Note of a Series affected thereby:

(1) reduce the principal amount of Notes of such Series whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of (or change the manner of the calculation of the rate of), or extend the time for payment of, interest on the Notes of such Series;

(3) reduce the principal of, or extend the fixed maturity of, the Notes of such Series;

(4) make the Notes of such Series payable in money other than that stated in such Notes; or

(5) impair the ability of Holders of the Notes of such Series to institute suit to enforce the obligation of the Company to make any principal, premium or interest payment due in respect of such Notes.

The Holders of a majority in aggregate principal amount of the then outstanding Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date), voting as a single class, may on behalf of the Holders of all the Notes issued pursuant to this Indenture waive any past Default under this Indenture and its consequences or compliance with any provisions of this Indenture or the Notes; provided that (i) if any such waiver would by its terms disproportionately and adversely affect either Series of Notes under this Indenture, such waiver shall also require the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) and (ii) if any such waiver would only affect the Notes of one Series, then only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such affected Series issued pursuant to this Indenture (including any Additional Notes of such Series issued pursuant to this Indenture after the Issue Date) (and not the consent of a majority in aggregate principal amount of all the then outstanding Notes issued under this Indenture) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Note affected thereby in the case of a Default (1) in any payment of principal, premium, if any, or interest due in respect of any Note or (2) in respect of other provisions which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3.  Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents.  A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of the Note.  The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in the second proviso in the first and second paragraphs of Section 9.2.  In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 9.5.  Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same Series that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6.  Trustee To Sign Amendments, Etc.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If such amendment, supplement or waiver does so adversely affect the Trustee, the Trustee may but need not sign it.  In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon (in addition to the documents provided for under Section 10.4), an Officers’ Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 10.2.  Notices.  Any notice or communication shall be sufficiently given if in writing and delivered in person, sent by facsimile or electronic delivery, or mailed by first-class mail addressed as follows:

If to the Company:

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY  10019
Facsimile:  (212) 474-3700
Attention:  William V. Fogg, Esq.

If to the Trustee:

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or sent via electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder shall be sent electronically or mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Company mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee on or before the date of such mailing or delivery.

Notwithstanding any other provision of this Indenture or any Notes, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if provided to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

SECTION 10.3.  Communication by Holders of Notes with Other Holders of Notes.  Holders may communicate pursuant to TIA § 312 (b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.4.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the issuance of the Initial Notes on the date hereof), the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel, which may be subject to customary qualifications and exceptions, stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent have been complied with.

SECTION 10.5.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.6.  Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 10.7.  No Personal Liability of Stockholders, Officers or Directors.  No director, officer, employee or stockholder, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or this Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company on the Notes or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 10.8.  Governing Law.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.9.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.  Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.11.  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12.  Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy (including via PDF) shall be an original, but all of them together represent the same agreement.

SECTION 10.13.  Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.14.  Qualification of Indenture.  The Company shall qualify this Indenture under the TIA as and when required in accordance with the terms and conditions of the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers party thereto, and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MARTIN MARIETTA MATERIALS, INC., as Issuer,

by:	/s/ Anne H. Lloyd
Name: Anne H. Lloyd
Title: Executive Vice President and Chief Financial Officer

[Signatuer Page to the Indenture]

REGIONS BANK, as Trustee,

by:	/s/ Janet Ricardo
Authorized Signatory

[Signatuer Page to the Indenture]

EXHIBIT A-1

FORM OF FLOATING RATE SENIOR NOTE DUE 2017

(Face of Note)
Floating Rate Senior Note due 2017

[Global Notes Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Private Placement Legend]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

A-1-1

MARTIN MARIETTA MATERIALS, INC.
FLOATING RATE SENIOR NOTES DUE 2017

No. _____	144A CUSIP: [ ]
144A ISIN: [ ]

REG S CUSIP: [ ]
REG S ISIN: [ ]

Martin Marietta Materials, Inc. promises to pay to Cede & Co., or registered assigns, the principal amount of               Dollars ($          ) on June 30, 2017, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates: March 30, June 30, September 30 and December 30, beginning on [September 30, 2014]

Record Dates: 15th calendar day immediately preceding the applicable Interest Payment Date

Reference is made to further provisions of this Floating Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this Floating Rate Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-1-2

In WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated [         ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Floating Rate Notes
referred to in the within-mentioned Indenture:
Dated:  [           ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

A-1-3

(Reverse of Note)
Floating Rate Senior Notes due 2017
MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.

(a)           Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Company”), promises to pay interest on the outstanding principal amount of this Floating Rate Note at the rate determined below, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  This Floating Rate Note shall bear interest in United States dollars at a per annum floating rate, reset quarterly for each Interest Period, equal to three-month LIBOR for U.S. dollars, determined on the Interest Determination Date for such Interest Period, plus 1.10% (or 110 basis points).  Interest on this Floating Rate Note shall be payable quarterly in arrears on March 30, June 30, September 30 and December 30, commencing [September 30, 2014] (each, an “Interest Payment Date”), except as provided in Section 2.18 of the Indenture with respect to an Interest Payment Date that is not a Business Day.  Interest on this Floating Rate Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including July 2, 2014.  The interest rate on this Floating Rate Note shall in no event be higher than the maximum rate permitted by New York law or other applicable state law, as the same may be modified by United States law of general application.

The amount of interest for each day that this Floating Rate Note is outstanding (the “daily interest amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the outstanding principal amount of this Floating Rate Note on such day.  The amount of interest to be paid on this Floating Rate Note for any Interest Period shall be calculated by adding the daily interest amounts for each day in such Interest Period.

The interest rate and amount of interest to be paid on this Floating Rate Note for each Interest Period shall be calculated by the Calculation Agent.  All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of this Floating Rate Note.

All percentages resulting from any calculation of the interest rate on this Floating Rate Note shall be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on this Floating Rate Note shall be rounded to the nearest cent (with one-half cent being rounded upward).

A-1-4

Upon request from any Holder of this Floating Rate Note, the Calculation Agent shall provide the interest rate in effect for this Floating Rate Note for the current Interest Period and, if it has been determined, the interest rate to be in effect for the next Interest Period.

[(b)           Registration Rights Agreement.  The Holder of this Floating Rate Note is entitled to the benefits of the Registration Rights Agreement dated as of July 2, 2014, among the Company, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers party thereto, and shall be entitled to payment of Additional Interest under the circumstances provided therein.]1
(2)           Method of Payment.  The Company shall pay interest on this Floating Rate Note on the applicable Interest Payment Date to the Persons who are Holders of this Floating Rate Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this Floating Rate Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  This Floating Rate Note shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and (b) at the option of the Company, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this Floating Rate Note prior to the Stated Maturity Date shall be binding upon all future Holders of this Floating Rate Note and of any Floating Rate Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity or earlier redemption or repurchase of this Floating Rate Note shall be payable only upon presentation and surrender of this Floating Rate Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)           Paying Agent, Registrar and Calculation Agent.  Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent, Registrar and Calculation Agent.  The Company may change any Paying Agent, Registrar or Calculation Agent for any reason (and shall change the Calculation Agent if it shall be unable or unwilling to act or if it shall fail duly to establish three-month LIBOR for any Interest Period), without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity, except in the case of the Calculation Agent, where the Company may appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as such.

1 To be included only in the Initial Notes issued on the Issue Date and, with appropriate modification, any Additional Notes that bear the Private Placement Legend.

A-1-5

(4)           Indenture.  The Company issued this Floating Rate Note under an Indenture dated as of July 2, 2014 (the “Indenture”), between the Company and the Trustee.  The terms of this Floating Rate Note include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Floating Rate Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  This Floating Rate Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Floating Rate Notes issued on the Issue Date are senior unsecured obligations of the Company limited to $300,000,000 in aggregate principal amount.  The Indenture permits the issuance of Additional Floating Rate Notes subject to compliance with certain conditions.

(5)           Denominations, Transfer, Exchange.  The Floating Rate Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the Floating Rate Notes may be registered and the Floating Rate Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Floating Rate Note or portion of a Floating Rate Note selected for redemption, except for the unredeemed portion of any Floating Rate Note being redeemed in part.  Also, it need not exchange or register the transfer of any Floating Rate Notes for a period of 15 days before a selection of Floating Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(6)           Special Mandatory Redemption; Change of Control Repurchase Event.  This Floating Rate Note shall be subject to mandatory redemption under the circumstances specified in Section 3.8 of the Indenture.  This Floating Rate Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 4.6 of the Indenture.

(7)           Persons Deemed Owners.  The Holder of this Floating Rate Note may be treated as its owner for all purposes.

(8)           Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(9)           No Recourse Against Others.  No director, officer, employee or stockholder, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Floating Rate Notes or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company on the Floating Rate Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

A-1-6

Each Holder of Floating Rate Notes by accepting a Floating Rate Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Floating Rate Notes.

(10)           Authentication.  This Floating Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(11)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(12)           CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on this Floating Rate Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on this Floating Rate Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(13)           THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE FLOATING RATE NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE FLOATING RATE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Facsimile:  (212) 474-3700
Attention:  William V. Fogg, Esq.

A-1-7

ASSIGNMENT FORM

To assign this Floating Rate Note, fill in the form below:  (I) or (we) assign and transfer this Floating Rate Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

 (Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Floating Rate Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Floating Rate Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-1-8

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Floating Rate Note repurchased by the Company pursuant to Section 4.6 (“Change of Control Repurchase Event”) of the Indenture, check the box below:

[    ] Section 4.6

If you want to elect to have only part of this Floating Rate Note repurchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on this Floating Rate Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-1-9

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF RESTRICTED NOTES

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

Re:	Martin Marietta Materials, Inc. Floating Rate Senior Note due 2017
CUSIP #

Reference is hereby made to that certain Indenture dated as of July 2, 2014 (the “Indenture”) between Martin Marietta Materials, Inc. (the “Company”) and Regions Bank, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                principal amount of Floating Rate Notes held in (check applicable space)                 book-entry or                 definitive form by the undersigned.

The undersigned                                      (transferor) (check one box below):

☐         hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note in respect of Floating Rate Notes held by the Depositary a Floating Rate Note or Floating Rate Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐         hereby requests the Trustee to exchange or register the transfer of a Floating Rate Note or Floating Rate Notes to                           (transferee).

In connection with any transfer of any of the Floating Rate Notes evidenced by this certificate occurring prior to (i) in the case of Floating Rate Notes resold in reliance on Rule 144A, (x) the date which is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act of 1933, as amended, without the satisfaction of any conditions or other requirements) after the latest of the Issue Date of the Floating Rate Notes, the date of original issue of any Additional Floating Rate Notes as part of a reopening of such Series and the last day on which the Company or any Affiliate of the Company was the owner of such Floating Rate Notes (or any predecessor of such Floating Rate Notes) or such interest or participation and (y) such later date, if any, as may be required by any subsequent change in applicable law, or (ii) in the case of Floating Rate Notes resold in reliance on Regulation S, the expiration of the 40-day “distribution compliance period” (as defined in Regulation S), the undersigned confirms that such Floating Rate Notes are being transferred in accordance with its terms:

A-1-10

CHECK ONE BOX BELOW:

(1)           ☐         to the Company or any Affiliate of the Company, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, SunTrust Robinson Humphrey Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, Regions Securities LLC, The Williams Capital Group, L.P., Comerica Securities, Inc. or Mitsubishi UFJ Securities (USA), Inc.; or

(2)           ☐         pursuant to a registration statement which has become or been declared effective under the Securities Act of 1933, as amended; or

(3)           ☐         for so long as such Floating Rate Notes are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) acquiring such Floating Rate Notes or such interest or participation for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)           ☐         to a non-U.S. person in an offshore transaction in compliance with Regulation S under the Securities Act of 1933, as amended; or

(5)           ☐         pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

A-1-11

Unless one of the boxes is checked, the Registrar will refuse to register any of the Floating Rate Notes evidenced by this certificate in the name of any person other than the Holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Floating Rate Note for its own account or one or more accounts with respect to each of which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE:  To be executed by an executive officer

A-1-12

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Floating Rate Note shall be $[        ]. The following decreases (or increases) in the principal amount at maturity of this Floating Rate Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

A-1-13

EXHIBIT A-2

FORM OF 4.250% SENIOR NOTE DUE 2024

(Face of Note)
4.250% Senior Note due 2024

[Global Notes Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Private Placement Legend]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

A-2-1

MARTIN MARIETTA MATERIALS, INC.
4.250% SENIOR NOTES DUE 2024

No. _____	144A CUSIP: [ ]
144A ISIN: [ ]

REG S CUSIP: [ ]
REG S ISIN: [ ]

Martin Marietta Materials, Inc. promises to pay to Cede & Co., or registered assigns, the principal amount of               Dollars ($          ) on July 2, 2024, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates:  January 2 and July 2, beginning on [January 2, 2015]

Record Dates: 15th calendar day immediately preceding the applicable Interest Payment Date

Reference is made to further provisions of this Fixed Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this Fixed Rate Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-2-2

In WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated [         ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Floating Rate Notes
referred to in the within-mentioned Indenture:
Dated: [          ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

A-2-3

(Reverse of Note)
4.250% Senior Notes due 2024
MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.

(a)           Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Company”), promises to pay interest on the outstanding principal amount of this Fixed Rate Note at the fixed rate per annum shown above, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  The Company shall pay interest in United States dollars semiannually in arrears on January 2 and July 2 of each year, commencing on [January 2, 2015] (each, an “Interest Payment Date”), except as provided in Section 2.18 of the Indenture with respect to an Interest Payment Date that is not a Business Day.  Interest on this Fixed Rate Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including July 2, 2014.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

[(b)           Registration Rights Agreement.  The Holder of this Fixed Rate Note is entitled to the benefits of the Registration Rights Agreement dated as of July 2, 2014, among the Company, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers party thereto, and shall be entitled to payment of Additional Interest under the circumstances provided therein.]2

(2)           Method of Payment.  The Company shall pay interest on this Fixed Rate Note on the applicable Interest Payment Date to the Persons who are Holders of this Fixed Rate Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this Fixed Rate Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  This Fixed Rate Note shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and (b) at the option of the Company, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

2 To be included only in the Initial Notes issued on the Issue Date and, with appropriate modification, any Additional Notes that bear the Private Placement Legend.

A-2-4

Any payments of principal of, premium, if any, and interest on this Fixed Rate Note prior to the Stated Maturity Date shall be binding upon all future Holders of this Fixed Rate Note and of any Fixed Rate Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity or earlier redemption or repurchase of this Fixed Rate Note shall be payable only upon presentation and surrender of this Fixed Rate Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)           Paying Agent and Registrar.  Initially, Regions Bank, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar for any reason, without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           Indenture.  The Company issued this Fixed Rate Note under an Indenture dated as of July 2, 2014 (the “Indenture”), between the Company and the Trustee.  The terms of this Fixed Rate Note include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Fixed Rate Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  This Fixed Rate Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  The Fixed Rate Notes issued on the Issue Date are senior unsecured obligations of the Company limited to $400,000,000 in aggregate principal amount.  The Indenture permits the issuance of Additional Fixed Rate Notes subject to compliance with certain conditions.

(5)           Denominations, Transfer, Exchange.  The Fixed Rate Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the Fixed Rate Notes may be registered and the Fixed Rate Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Fixed Rate Note or portion of a Fixed Rate Note selected for redemption, except for the unredeemed portion of any Fixed Rate Note being redeemed in part.  Also, it need not exchange or register the transfer of any Fixed Rate Notes for a period of 15 days before a selection of Fixed Rate Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(6)           Special Mandatory Redemption; Change of Control Repurchase Event.  This Fixed Rate Note shall be subject to mandatory redemption under the circumstances specified in Section 3.8 of the Indenture.  This Fixed Rate Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 4.6 of the Indenture.

(7)           Optional Redemption.  This Fixed Rate Note shall be subject to optional redemption in accordance with Section 3.7 of the Indenture.

(8)           Persons Deemed Owners.  The Holder of this Fixed Rate Note may be treated as its owner for all purposes.

A-2-5

(9)           Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(10)           No Recourse Against Others.  No director, officer, employee or stockholder, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Fixed Rate Notes or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company on the Fixed Rate Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Fixed Rate Notes by accepting a Fixed Rate Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Fixed Rate Notes.

(11)           Authentication.  This Fixed Rate Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)           CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on this Fixed Rate Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on this Fixed Rate Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14)           THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE FIXED RATE NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE FIXED RATE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

A-2-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Facsimile:  (212) 474-3700
Attention:  William V. Fogg, Esq.

A-2-7

ASSIGNMENT FORM

To assign this Fixed Rate Note, fill in the form below:  (I) or (we) assign and transfer this Fixed Rate Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Fixed Rate Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Fixed Rate Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-2-8

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Fixed Rate Note repurchased by the Company pursuant to Section 4.6 (“Change of Control Repurchase Event”) of the Indenture, check the box below:

[     ] Section 4.6

If you want to elect to have only part of this Fixed Rate Note repurchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on this Fixed Rate Note)

Tax Identification Number:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-2-9

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF RESTRICTED NOTES

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

Re:	Martin Marietta Materials, Inc. 4.250% Senior Note due 2024
CUSIP #

Reference is hereby made to that certain Indenture dated as of July 2, 2014 (the “Indenture”) between Martin Marietta Materials, Inc. (the “Company”) and Regions Bank, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                principal amount of Fixed Rate Notes held in (check applicable space)                 book-entry or                 definitive form by the undersigned.

The undersigned                                      (transferor) (check one box below):

☐           hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note in respect of Fixed Rate Notes held by the Depositary a Fixed Rate Note or Fixed Rate Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐           hereby requests the Trustee to exchange or register the transfer of a Fixed Rate Note or Fixed Rate Notes to                           (transferee).

In connection with any transfer of any of the Fixed Rate Notes evidenced by this certificate occurring prior to (i) in the case of Fixed Rate Notes resold in reliance on Rule 144A, (x) the date which is one year (or such shorter period of time as permitted by Rule 144 under the Securities Act of 1933, as amended, without the satisfaction of any conditions or other requirements) after the latest of the Issue Date of the Fixed Rate Notes, the date of original issue of any Additional Fixed Rate Notes as part of a reopening of such Series and the last day on which the Company or any Affiliate of the Company was the owner of such Fixed Rate Notes (or any predecessor of such Fixed Rate Notes) or such interest or participation and (y) such later date, if any, as may be required by any subsequent change in applicable law, or (ii) in the case of Fixed Rate Notes resold in reliance on Regulation S, the expiration of the 40-day “distribution compliance period” (as defined in Regulation S), the undersigned confirms that such Fixed Rate Notes are being transferred in accordance with its terms:

A-2-10

CHECK ONE BOX BELOW:

(1)           ☐         to the Company or any Affiliate of the Company, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, SunTrust Robinson Humphrey Inc., Wells Fargo Securities, LLC, PNC Capital Markets LLC, Regions Securities LLC, The Williams Capital Group, L.P., Comerica Securities, Inc. or Mitsubishi UFJ Securities (USA), Inc.; or

(2)           ☐         pursuant to a registration statement which has become or been declared effective under the Securities Act of 1933, as amended; or

(3)           ☐         for so long as such Fixed Rate Notes are eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) acquiring such Fixed Rate Notes or such interest or participation for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)           ☐         to a non-U.S. person in an offshore transaction in compliance with Regulation S under the Securities Act of 1933, as amended; or

(5)           ☐         pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

A-2-11

Unless one of the boxes is checked, the Registrar will refuse to register any of the Fixed Rate Notes evidenced by this certificate in the name of any person other than the Holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant
in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Fixed Rate Note for its own account or one or more accounts with respect to each of which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE:  To be executed by an executive officer

A-2-12

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Fixed Rate Note shall be $[        ]. The following decreases (or increases) in the principal amount at maturity of this Fixed Rate Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

A-2-13

EXHIBIT B-1

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

Re:           Martin Marietta Materials, Inc. Floating Rate Senior Notes due 2017 (the “Floating Rate Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Floating Rate Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Floating Rate Notes are being transferred to a person that we reasonably believe is purchasing the Floating Rate Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Floating Rate Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

Regions Bank and Martin Marietta Materials, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-1-1

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-1-2

EXHIBIT B-2

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

Re:           Martin Marietta Materials, Inc. 4.250% Senior Notes due 2024 (the “Fixed Rate Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Fixed Rate Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Fixed Rate Notes are being transferred to a person that we reasonably believe is purchasing the Fixed Rate Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Fixed Rate Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

Regions Bank and Martin Marietta Materials, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2-1

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-2-2

EXHIBIT C-1

 [FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

Re:           Martin Marietta Materials, Inc. Floating Rate Senior Notes due 2017 (the “Floating Rate Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Floating Rate Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Floating Rate Notes was not made to a U.S. person;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a distribution compliance period and the provisions of Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b).

C-1-1

Regions Bank and Martin Marietta Materials, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-1-2

EXHIBIT C-2

 [FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina  27607
Attention: Roselyn R. Bar, Esq.

Regions Bank
Regions Corporate Trust
10245 Centurion Parkway
Jacksonville, Florida 32256
Facsimile:  (205) 261-7940
Attention:  Janet Ricardo, Vice President

Re:           Martin Marietta Materials, Inc. 4.250% Senior Notes due 2024 (the “Fixed Rate Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Fixed Rate Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Fixed Rate Notes was not made to a U.S. person;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a distribution compliance period and the provisions of Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b).

C-2-1

Regions Bank and Martin Marietta Materials, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-2-2